SMITH BARNEY OREGON MUNICIPALS FUND
10f-3 REPORT
September 1, 1998 through November 30, 1998



				Trade					            Purchase
	% of
Issuer				Date	Selling Dealer		 Amount		Price
	Issue

Portland Sewer System		9/25/98	Prudential-Bache		$1,000,000
	$95.967		1.25%
4.500% due 6/1/2017